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                                SERVICE AGREEMENT


Date of Agreement:      January 1, 2001

PARTIES:

(1) Predictive Systems Limited of Chancery Court Business Centre, Lincoln Road, High Wycombe, Buckinghamshire, UK (the "Company"); and

(2)      Eamonn Kearns of [state address]

1.       TITLE

         You will be employed as the Company's MD, Europe.

2.       JOB DUTIES

         You agree that you will:-

2.1. unless prevented by ill health, incapacity or injury, devote the whole of your working time, attention and abilities to your duties under this agreement;

2.2. faithfully and diligently perform your duties to the best of your ability and use your best endeavours to promote the interests of the Company and any Group Companies;

2.3. without payment of additional salary or remuneration, accept any offices or directorships in the Company or any Group Company and perform such other duties in relation to the business of the Company or the Group as may from time to time be reasonably vested in or assigned to you by the Board;

2.4. obey the reasonable directions of the Board and comply with any lawful rules or regulations issued by the Company from time to time;

2.5. keep the Board (or the board of any other Group Company for whom you are carrying out your duties), and/or the person to whom you are required to report fully informed and in a timely manner of any activities you are undertaking on the Company's or any Group Company's behalf, in such form as the Board may require;

2.6. you agree to carry out your duties and exercise your powers jointly with any other person appointed by the Board in its discretion to act jointly with you.

3.       OUTSIDE INTERESTS

3.1. Without prejudice to clause 2.1 above, you agree that you will not be engaged, interested or concerned in any activity, office or outside business interests without the consent of the Board. You will disclose in writing to the Board any such activities, offices or outside business interests you may currently have or which you subsequently wish to undertake and in the event that the Board requires you to cease the same or decline an opportunity, you will do so forthwith. For the avoidance of doubt consent will not be given inter alia in relation to any activities, offices or business interests which in the view of the Board, are similar to, or compete directly or indirectly with the business of the Company or the Group, or which could in the view


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         of the Board, give rise to a conflict of interest or interfere with the efficient performance of your duties.

3.2. Subject to clauses 3.1 and 3.2 you may however hold (directly or through nominees including your spouse, partner or minor children) by way of bona fide personal investment, any units of any authorised unit trust, and up to 3% of the issued shares, debentures or other securities of any private company or of any class of company whose shares are listed on a recognised investment exchange or dealt in the Alternative Investment Market. Any existing shareholding in excess of the 3% threshold acquired before the commencement of your employment with the Company may only be retained with the consent of the Board, such consent not to be unreasonably withheld.

3.3. During your employment you will, and will procure that your spouse and minor children will comply with all applicable rules of law, any recognised investment exchange regulations any Company or Group policy, code or regulation issued in relation to dealings in shares, debentures or other securities of the Company and any Group Company or relating to any unpublished price sensitive information affecting the securities of any other company. Likewise you will not do or omit to do anything which shall result in the Company being in breach of any NASDAQ requirements or any rules or regulations published by NASDAQ.

4.       FREEDOM TO TAKE UP EMPLOYMENT WITH THE COMPANY

         You undertake that any notice period you are required to give or to serve with a previous employer has expired and that by entering into or performing any of your duties for the Company, you will not be in breach of any other obligation binding on you.

5.       PERIOD OF CONTINUOUS EMPLOYMENT:

         Subject to clause 6 below your employment and your period of continuous employment for the purposes of the Employment Rights Act 1996 will commence on your start date. No employment with a previous employer counts as part of your period of continuous employment with the Company.

6.       HEALTH SCREENING

         Your employment with the Company is conditional on your passing a medical examination to establish in the view of the Company's or the Group's medical adviser, your fitness to carry out your duties under this agreement. Should you not pass that medical to the satisfaction of the said medical adviser, then any offer of employment by the Company may be withdrawn and if already accepted, the Company may terminate your employment without notice or a payment in lieu of notice.

7.       TERM

7.1. Subject to clause 24 below, your employment is terminable by either party giving to the other not less than 6 months' written notice.

7.2. Subject to its rights under clause 24, the Company may in its discretion terminate your employment at any time by making you a payment in lieu of notice equivalent to your basic salary over any unexpired period of notice less tax and other deductions required by law.


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7.3.     Without prejudice to the above the Company's contractual retirement age and your normal retirement age is 65. Your employment will therefore come to an end automatically and without the need for notice at the end of the calendar month in which your 65th birthday falls.

8.       PLACE OF WORK

         Your place of work will initially be the Company's main offices in the UK, wherever they may be situated, the location of which may change from time to time. You may however be required to perform your duties anywhere in the world, even if this requires you to relocate and to travel on the business of the Company anywhere in the world.

9.       SALARY AND OPTIONS

9.1. You will be paid a basic salary equivalent to (pound)120,000 per annum paid less tax, national insurance contributions and any other deductions required by law. Your salary will accrue on a day to day basis and will be payable monthly in arrears on or about the last Friday of the month. Your salary is paid in respect of your duties both for the Company and any other Group Company for whom you are required to work and includes any directors' fees to be paid to you. Your salary will be reviewed each year in the absolute discretion of the Board.

9.2. Subject to the approval of the Board of Predictive Systems, Inc. you will be granted 100,000 stock options ("Options") to purchase 100,000 of Predictive Systems, Inc.'s common stock subject the terms and conditions of the Predictive Systems, Inc. 1999 Stock Incentive Plan (the "Plan") as amended from time to time. The Options will vest over four years and in each year, 25% of the Options will vest (each an "Annual Instalment"). 25,000 of the Options will vest 366 days after the date of this Agreement. Thereafter the Options will vest monthly. In the event of a Change of Control (as such term is defined in the Plan), any unvested Options for the remainder of that Annual Instalment will vest immediately and become exercisable in accordance with the provisions of the Plan. If following a Change of Control your employment is terminated other than by reason of your dishonesty, fraud, misconduct or breach of this Agreement, then Options for the remainder of that Annual Instalment will vest immediately and become exercisable in accordance with the provisions of the Plan.

10.      EXPENSES

         You will be reimbursed all out-of-pocket expenses reasonably and properly incurred by you on the business of the Company or the Group provided you produce to the Company such evidence of actual payment of the expenses concerned as the Company reasonably requires.

11.      BENEFITS

11.1 Each month during the term of this Agreement, the Company shall contribute an amount equal to 6% (five percent) of your basic salary to a personal pension scheme nominated by you. There is no contracting out certificate in force in relation to the State Earnings Related Pensions Scheme.

11.2 The Company will pay to you the sum of (pound)______ per calendar month to cover private health insurance premiums expenses with _____ to cover private health insurance expenses for you and your spouse and dependent children living with you. This sum


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         will be paid to you through payroll along with your normal salary.

11.3 The Company will provide you with a car allowance of(pound)600 per calendar month which will paid through payroll along with your normal salary.

11.4 At the discretion of the Company and subject to your meeting any conditions of eligibility, you may participate in such schemes or plans as the Company considers appropriate for other senior executives subject to the rules of the relevant plans or schemes which may vary from time to time. The Company may in its discretion withdraw or amend any particular plan or scheme (which has been introduced or substitute it with such other plans or schemes as it considers fit whether such substitute plans or schemes equivalent benefits or not.

12.      BONUS

         The Company may award you a bonus dependant on your own and the Company's overall performance in accordance with the spreadsheet attached hereto.

13.      HOURS OF WORK

         Your normal office hours are 9.00am to 6.00pm Monday to Friday, however you agree to work such additional hours without overtime or additional remuneration as may be necessary for the proper and efficient performance of your duties. You agree that the limit on average weekly working time set out in paragraph 4(1) of the Working Time Regulations 1998 will not apply to you, although you may withdraw your consent on giving the Company three months prior written notice.

14.      HOLIDAYS

14.1.    The Company's holiday year runs from 1 January to 31 December.

14.2. You will be entitled to 20 days' paid holiday leave in each holiday year in addition to English public holidays.

14.3. All holiday must be taken at times agreed in advance with the Board having regard to the needs of the Company (or any relevant Group Company's business). For the avoidance of doubt Regulations 15(1) to 15(4) of the Working Time Regulations 1998 (dealing with dates when leave is taken) will not apply to your employment.

14.4. You may not, save in exceptional circumstances and with the permission of the Board carry forward any unused part of your holiday entitlement to a subsequent holiday year. Subject to clause 14.6 below, the Company does not pay holiday pay in lieu of holiday which has accrued but has not been taken by the end of the holiday year.

14.5. For the holiday year during which your employment commences or terminates, your holiday entitlement will be calculated on a pro rata basis.

14.6. On the termination of your employment with the Company, the Company may at its discretion:

         (a) require you to take, during your notice period, any holiday entitlement which will have accrued to you by the date of termination of your employment, which you have not yet taken; or


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         (b)      pay you in lieu of some or all of the same less tax and other deductions required by law;

         (c) deduct from your final salary payment (or in the event that this is insufficient) require you to pay to the Company an amount representing salary paid during holiday taken but not accrued by the date of termination of your employment.

15.      DEDUCTIONS FROM WAGES

         Without prejudice to any other rights open to the Company, you agree that the Company may deduct from any wages due to you, (including Company sick pay) sums representing the value of any Company property lost by you; the cost of repairing any Company property damaged by you or damaged as a consequence of negligence on your part; the amount of any outstanding loans or advances made to you by the Company; any other sums owing from you to the Company; where you have been unable to perform your duties under this Agreement due to an accident caused by a third party, an amount equal to the amount of any damages you recover from a third party in respect of that accident subject to a maximum of an amount equal to the salary and benefits you have received from the Company in respect of any period of absence to which the damages relate; any overpayment of salary or expenses or payment made to you by mistake or through misrepresentation; and any other sums authorised to be deducted by Section 13 of the Employment Rights Act 1996.

16.      SICKNESS OR INJURY

16.1. If you are absent from work due to sickness, illness or accident you will notify another member of the Board as soon as possible.

16.2. If you are absent from work for less than 7 days you will complete a self certification form setting out the nature of your illness or incapacity on your return to work. If your absence continues for more than 7 days you will on the eighth day of such absence and weekly thereafter, submit a doctor's certificate to the Company.

16.3. Subject to the Company's rights to terminate for extended sickness absence under clause 24 below, and provided you comply with the notification and certification procedure set out above, the Company will pay you your normal salary for up to 3 months' absence in any period of twelve months, whether consecutive or not. Thereafter any company sick pay is entirely at the discretion of the Board.

16.4. Company sick pay shall include any statutory sick pay payable to you under the prevailing rules of the statutory sick pay scheme. The Company may deduct from Company sick pay an amount or amounts equal to any state sickness benefit to which you are entitled or any payments made to you or for which you are eligible under any health insurance arrangement, effected from time to time by the Company on your behalf.

16.5. The Company reserves the right to require you to undergo a medical examination by the Company's doctor or, an independent medical practitioner and you agree that the doctor or independent medical practitioner may disclose to the Company the results of the examination and discuss with the Company any matters arising from the examination as might impair you from properly discharging your duties. You also authorise your own doctor to provide the Company's doctor and/or independent medical practitioner with any relevant extracts from your medical notes. This clause


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         is without prejudice to your statutory rights, (including your rights under the Access to Medical Reports Act 1988.

17.      CONFIDENTIALITY

17.1. During the course of your employment you will have access to and become aware of information which is confidential to the Company. You undertake that you will not, save in the proper performance of your duties, make use of, or disclose to any person, (including for the avoidance of doubt any competitors of the Company), any of the trade secrets or other confidential information of or relating to the Company, or any user of the Company's services or any company, organisation or business with which the Company is involved in any kind of business venture or partnership, or any other information concerning the business of the Company which you may have received or obtained in confidence while in the service of the Company. You will likewise use your best endeavours to prevent the unauthorised publication or disclosure or any such trade secrets or confidential information.

17.2. This restriction shall continue to apply after the termination of your employment without limit in point of time but both during your employment and after its termination, shall cease to apply to information ordered to be disclosed by a Court or Tribunal of competent jurisdiction or otherwise required to be disclosed by law, or to information which becomes available to the public generally (other than by reason of your breaching this clause) without requiring a significant expenditure of labour skill or money. Nothing in this clause will prevent you making a "protected disclosure" within the meaning of the Public Interest Disclosure Act 1998.

17.3. For the purposes of this Agreement confidential information shall include, but shall not be limited to:-

         (a) the Company's corporate and marketing strategy and plans, business development plans and research results;

         (b) budgets, management accounts, bank account details and other confidential financial data of the Company;

         (c) business methods and processes, information relating to the running of the Company's business which is not in the public domain, including details of salaries, bonuses, commissions and other employment terms applicable within the Company;

         (d) personal information provided to the Company by visitors to and users of any of its web sites, including their names, addresses, contact details, and requirements for the Company's services or for services provided by third parties available through the Company's web sites;

         (e) the names, addresses and contact details of any customers or prospective customers of the Company including customer lists in whatever medium this information is stored and the requirements of those customers or the potential requirements of prospective customers for any of the Company's products or services;

         (f) the terms on which the Company does business with its advertisers, customers and suppliers, including any pricing policy adopted by the Company and the


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                  terms of any partnership, joint venture or other form of
                  commercial co-operation or agreement the Company enters into with any third party;

         (g) software and technical information necessary for the development, maintenance or operation of any of the Company's websites and the source code of each website; and

         (h) any document marked "confidential" or which you have seen that or which you are aware is confidential or which you might reasonably expect the Company would regard as confidential;

         (i) any other information which the Company is bound by an obligation of confidence owed to a third party, in particular the content of discussions or communications with any prospective business.

17.4. In this clause 17, any reference to "Company" includes any "Group Company" as defined in clause 30. and your undertaking to the Company in clause 17.1 is given to the Company for itself and as trustee for each Group Company.

18.      DELIVERY UP OF THE COMPANY'S PROPERTY

18.1. You may not save in the proper performance of your duties or with the Company's permission, remove any property belonging to the Company or any Group Company, or relating to the affairs of the Company or any Group Company, from the Company's or any Group Company's premises, or make any copies of documents or records relating to the Company's or any Group Company's affairs.

18.2. Upon the Company's request at any time, and in any event on the termination of your employment, you will immediately deliver up to the Company or its authorised representative, any plans, keys, security passes, credit cards, customer lists, price lists, equipment, documents, records, papers, computer disks, tapes or other computer hardware or software (together with all copies of the same), and all property of whatever nature in your possession or control which belongs to the Company or any Group Company or relates to its or their business affairs. You will at the Company's request furnish the Company with a written statement confirming that you have complied with this obligation.

18.3. If you have any information relating to the Company or the Group or work you have carried out for the Company or any Group Company which is stored on a computer or laptop computer which computer or lap top does not belong to the Company, this must be disclosed to the Company and the Company shall be entitled to down load the information and/or supervise its deletion from the computer or laptop concerned.

18.4. You agree that the Company may direct one or more of its employees to search you and any bag, case or container belonging to you or which is in your custody or possession, which the Company reasonably considers may contain any property of the Company or relating to its affairs, and any vehicle belonging to or driven by you parked on or in the vicinity of the Company's premises. You may however request that such a search is carried out by another person of the same sex and in an area out of sight of other employees


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19.      COPYRIGHT AND DESIGN RIGHTS

19.1. You will promptly disclose to the Company all works in which copyright or design rights may exist which you make or originate either by yourself or jointly with other people during your employment.

19.2. Any copyright work or design created by you in the normal course of your employment or in the course of carrying out duties specifically assigned to you, which relate to the affairs of the Company, shall be the property of the Company whether or not the work was made at the direction of the Company, or was intended for the Company and the copyright in it and the rights in any design shall belong absolutely to the Company throughout all jurisdictions and in all parts of the world, together with all rights of registration, extensions and renewal (where relevant).

19.3. To the extent that such copyright or design rights are not otherwise vested in the Company, you hereby assign the same to the Company, together with all past and future rights to action relating thereto.

19.4. You recognise and accept that the Company may edit, copy, add to, take from, adapt, alter and translate the product of your services in exercising the rights assigned under clause 19.3.

19.5. To the full extent permitted by law, you irrevocably and unconditionally waive any provision of law known as "moral rights" including any moral rights you may otherwise have under sections 77 to 85 inclusive of the Copyright Designs and Patents Act 1988 in relation to the rights referred to at clause 19.2.

19.6. You agree that you will at the Company's request and expense, execute such further documents or deeds and do all things necessary or reasonably required to confirm and substantiate the rights of the Company under this clause 19 and despite the termination of this Agreement for any reason.

19.7. You agree that you will not at any time make use of the Company's property or documents or materials in which the Company owns the copyright or the design rights for any purpose which has not been authorised by the Company.

20.      INVENTIONS

20.1. It shall be part of your normal duties at all times to consider in what manner and by what new methods or devices, products, services, processes, equipment or systems of the Company and each Group Company might be improved, and promptly to give to the Board full details of any invention, discovery, design, improvement or other matter or work whatsoever in relation thereto (the "Inventions") which you may from time to time make or discover during your employment, and to further the interests of the Company in relation to the same. You hereby acknowledge and agree that the sole ownership of the Inventions and all proprietary rights therein discovered or made by you (whether alone or jointly with others) at any time during your employment shall (subject to any contrary provisions of the Patents Act 1977 and the Copyright Designs and Patents Act 1988 and to any rights of a joint inventor thereof) belong free of charge and exclusively to the Company as it may direct


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20.2.    All worldwide copyright and design rights in all the Inventions shall be and remain the property of the Company and the provisions of clause 19above shall apply in relation to the same.

20.3. You agree that you will, at any time during your employment or thereafter, at the Company's expense, do all such acts and things and execute such documents (including without limitation making application for letters patent) as the Board may reasonably request in order to vest effectually any Invention (whether owned by the Company in accordance with this clause 20 or owned by you) and any protection as to ownership or use (in any part of the world) of the same, in the Company or any Group Company, or as the Company may direct, jointly if necessary with any joint inventor thereof, and you hereby irrevocably appoint the Company for these purposes to be your attorney in your name and on your behalf to execute and do such acts and things and execute any such documents as set out above.

20.4. You agree that you will not knowingly do or omit to do anything which will or may have the result of imperilling any such protection aforesaid or any application for such protection.

21.      GARDEN LEAVE

21.1. The Company shall be under no obligation to provide you with work during any period of notice to terminate your employment (or any part thereof), whether given by the Company or by you. During such period the Company may require you to carry out different duties from your normal duties and in particular to cease duties which give you access to the Company's customers and/or to its confidential information or those of any Group Company, whether or not that occasion a loss of status suspend you from employment and require you to cease carrying out your duties altogether or having any business dealings with the Company's employees, suppliers, advertisers, customers and agents and may exclude you from any premises of the Company or any Group Company. You agree that you will, if requested to do so, forthwith resign from all offices held by you in any Group Companies and to cease attending board meetings. You will continue to receive your salary and all contractual benefits provided by your employment. During such period of suspension you may not be engaged or employed by or take up any office or partnership in any other company, firm or business, or trade on your own account without the written permission of the Board.

22.      SUSPENSION

         Quite apart from the right to put you on garden leave set out in clause 21, the Company may suspend you on full pay pending the outcome of a disciplinary investigation or for health reasons. Whilst on suspension the Company may impose the same conditions as apply to employees on garden leave.

23.      TERMINATION

23.1. The Company may terminate your employment without notice and without a payment in lieu of notice in the event that you:

         (a) are guilty of gross misconduct or breach a fundamental term of your employment. Gross misconduct would include but is not limited to any act of dishonesty committed in relation to your duties including the submission of false expenses claims; the wilful misuse or disclosure of the Company's or any


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                  Group Company's confidential information or other intellectual property; attempts to solicit customers or potential customers of the Company or any Group Company to transfer business away from the Company or any Group Company for the purposes of a competitor, or employees to leave the Company or any Group Company; engaging in any form of sexual or racial harassment at work; consuming alcohol to an extent which the Board regards as excessive, or consuming or supplying controlled drugs and other illegal substances whilst at work; or

         (b) breach any other term of this agreement and fail to remedy the breach within 7 days of written notice from the Company advising of the breach;

         (c) are in the reasonable view of the Board guilty of gross negligence or persistently fail to meet targets set for you by the Company; or

         (d) infringe any rules or regulations imposed by any regulatory or other external authority or professional body applicable to your employment or which regulate the performance of your duties or you fail to possess any qualification or meet any condition or requirement laid down by any applicable regulatory authority professional body or legislation; or

         (e) act in a way which in the view of the Board brings you, the Company or any Group Company into disrepute, whether or not such act is directly related to the affairs of the Company or any Group Company; or

         (f) violate any share dealing rules referred to in clause 3 above and/or enter into any transaction which contravenes the insider dealing provisions contained in the Criminal Justice Act 1993 or any other statutory provisions; or

         (g) become bankrupt have an interim order made against you under the Insolvency Act 1986 or make any composition or enter into any deed of arrangement with your creditors or the equivalent of any of these under any other jurisdiction; or

         (h) become of unsound mind or become a patient under the Mental Health legislation; or

         (i) are convicted of a criminal offence (other than one carrying a non custodial sentence or a driving offence); or

         (j) become disqualified from acting as a director of a company or resign as a director of the Company otherwise than at the request of the Company or with the consent of the Company; or

         (k) are absent from work for a period of 180 days (whether or not consecutive) in any period of 12 months.

24.      OFFICES

24.1. You will on the termination of your employment, forthwith resign from all offices you hold in either the Company or any Group Company. You will not however otherwise (or save as required by law), resign your office as a director of the Company or any Group Company without the Board's consent.


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24.2.    You hereby irrevocably appoint the Company to be your attorney to execute any documents and do anything in your name to effect your resignation as a director of the Company or any Group Company should you fail to resign following a request from the Company to do so in accordance with clause 24.1. A written notification signed by a director of the Company that any instrument, document or act falls within the authority conferred by this clause will be conclusive evidence that it does so.

24.3. Your employment shall terminate automatically and with immediate effect upon your ceasing to be a Director of the Company, but subject to clause 24.1, without prejudice to any rights you may have to damages or compensation arising out of the termination of this Agreement.

25.      RESTRICTIONS AFTER TERMINATION OF EMPLOYMENT

25.1. You agree that you will not, without the written permission of the Board, during your employment with the Company, or for a period of 12 months following the termination of your employment (less any period you spend on garden leave pursuant to clause 21), in connection with the carrying on of any business which competes with any business of any Group Company with which you were involved in the 12 months prior to the termination of your employment, and whether on your own behalf or on behalf of any individual, company, firm, business or other organisation, directly or indirectly

         (a) solicit or entice away from the Company or any Group Company the business of any customer or potential customer with whom you had business dealings on behalf of the Company or any Group Company in the course of the 12 months prior to the termination of your employment, or about which customer, or potential customer you are or someone reporting directly to you is privy to confidential information at the date your employment terminates; or

         (b) have business dealings (involving the provision of services of a type provided by the Company or any Group Company at the date your employment terminates) with any customer or prospective customer of the Company or any Group Company with which customer/or potential customer you had business dealings on behalf of the Company or any Group Company in the course of the 12 months prior to the termination of your employment, or about which client you are privy to confidential information at the date your employment terminates; or.

         (c) seek to entice away from the Company or any Group Company any director of any Group Company, or any other person employed by any Group Company as, or carrying out the functions of a Managing Consultant or higher, at the date your employment terminates (or who would have been so employed had he or she not left the Company or any Group Company due to solicitation on your part in the 4 months prior thereto) or any employees of the Company or any Group Company with whom you had direct dealings in the last 12 months of your employment with the Company. This restriction shall apply regardless of whether the solicitation involves a breach of contract on the part of the director or employee concerned.

25.2. You agree that you will not, without the written permission of the Board, during your employment with the Company, or for a period of 12 months following the termination of your employment (less any period you spend on garden leave pursuant to clause 21), be engaged or employed by, or otherwise involved in any company firm or business which competes with any business of the Company or any Group Company with which you are involved in the last 12 months of your employment under this Agreement.

25.3. Each of the sub-clauses contained in clause 25 constitutes an entirely separate and independent covenant. If any restriction is held to be invalid or unenforceable by a court of competent jurisdiction, it is intended and understood by the parties that such invalidity or unenforceability will not affect the remaining restrictions or the validity of the rest of the Agreement and that if any such restriction would be valid if some part thereof were deleted or the period or area of application reduced, such restrictions shall apply with such modification as may be necessary to make them effective.

25.4. You agree that if you receive an offer of employment, consultancy, directorship or other office or partnership during the continuance in force of any of the above, you will prior to acceptance of an offer, provide the party making the offer with copies of this clause and details of your notice period, the restrictions on your use and disclosure of confidential information and the clauses dealing with copyright and inventions.

25.5.    You acknowledge that:-

         (a) each of the restrictions in clause 25 goes no further than is necessary to protect the legitimate business interests of the Company and any Group Company; and

         (b) the Company is entering into this Agreement not only for itself but as trustee for each Group Company and with the intention that the Company and/or any Group Company will be entitled to seek the protection of and enforce each of its restrictions directly against you. If requested to do so by the Company however, you will at any time enter into like restrictions as those contained in this clause 25 (mutatis mutandis) with any other Group Company.

25.6. Nothing in this clause 25 shall prohibit you from holding the investments and interests set out in clause 3 above.

25.7. Following the date your employment terminates, you will not represent yourself as being in any way connected with the business of the Company or any Group Company (except to the extent agreed by such Company)

26.      DISCIPLINARY AND GRIEVANCE PROCEDURES

         Copies of the Company's disciplinary and grievance policies may be obtained from [state job title of person concerned]. The policies do not have contractual force and may be varied from time to time; or: there is no disciplinary procedure applicable to you. Any matter of discipline shall be monitored and determined by the Board whose decision shall be final. If you have any grievance relating to your employment, you should write to the Board setting out full details, and you agree to promptly answer (in writing if so required) any questions put to you by any member of the Board. A majority decision of the Board on said matter shall be final. If you consider the matter has still not been resolved to your satisfaction you may appeal to the Chairman of the Board whose decision shall be final.

27.      COLLECTIVE AGREEMENTS

         There are no collective Agreements which directly affect your terms and conditions of employment.

28.      PARTICULARS OF EMPLOYMENT

         This Agreement includes the particulars of employment required by the Employment Rights Act 1996.

29.      RECONSTRUCTION OR AMALGAMATION

         If before the termination of this Agreement, your employment is terminated by reason of the liquidation of the Company for the purposes of any reconstruction or amalgamation, and you are offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions no less favourable than the terms of this Agreement, then, to the extent permitted by law, you will have no claim against the Company in respect of the determination of your employment.

30.      INTERPRETATION

30.1.    Any reference in this Agreement to:-

30.2. any Act or delegated legislation includes any statutory modification or re-enactment of it or the provision referred to;

30.3. "Board" shall mean the Board of Directors of the Company and the Board of Predictive Systems, Inc. from time to time, or any person or any committee of such Board duly appointed by it;

30.4. "Group Company" means a company which from time to time is a subsidiary or a holding company of the Company or a subsidiary of such holding company and "subsidiary" and "holding company" have the meanings attributed to them by section 736 of the Companies Act 1985.

31.      RECORD KEEPING

         In order to keep and maintain records relating to your employment under this Agreement, it will be necessary for the Company to record, keep and process personal data relating to you on computer and in hard copy form. To the extent that it is reasonably necessary in connection with your employment and the Company's responsibilities as an employer, this data may be disclosed to others, including other employees of the Company or any Group Company, the Company's professional advisers, the Inland Revenue and other authorities. You hereby consent to the recording, processing, use and disclosure by the Company or personal data relating to you as set out above, and you also consent to the Company transferring this information to other Group Companies including Group Companies situated outside of the UK. This consent does not affect your rights under the Data Protection Acts 1984 and 1998.

32.      SECURITY

         The Executive consents to the Company checking, recording and reviewing telephone calls, computer files, records and e-mails and any other compliance, security, audit or risk analysis checks the Company considers reasonably necessary.

33.      EXTENT AND SUBSISTENCE OF AGREEMENT

33.1. This Agreement is in substitution for any previous contract of employment between the Company and you which shall be deemed to have been terminated by mutual agreement from the date of this agreement. You hereby acknowledge and warrant that there are no agreements or arrangements whether written or oral or implied between the Company or any Group Company and you relating to employment by the Company other than those expressly set out in this Agreement and that you are not entering into this Agreement in reliance on any representation not expressly set out herein save that the you shall be entitled to be indemnified by the Company in respect of any such liability mentioned in Article 118 of Table A of the Companies Act 1985 as incorporated into the Articles of Association of the Company.

33.2. The termination of this Agreement howsoever arising shall not affect any of the provisions of this Agreement which are expressed to operate or have effect or are capable of operation or effect after such termination.

33.3. This document shall not be presumed to be delivered, and is not intended by the person or persons making it to be a deed, and shall not be or take effect as a deed until it is dated.

34.      NOTICES

         Any notice you are required to give under this Agreement should be handed or delivered to another member of the Board at the Company's main office from time to time. Any notice the Company is required to give you should be handed to you or delivered to your last notified address. These notices will be deemed to have been given on the date of receipt if hand delivered and if posted, on the day on which in the ordinary course of post they would be delivered.

35.      GOVERNING LAW

         Your terms of employment with the Company are governed by English law and the parties submit to the exclusive jurisdiction of the English Courts. The Company may however enforce the Agreement in any other courts of competent jurisdiction.

IN WITNESS WHEREOF a duly authorised representation of the Company and you have executed this Agreement on the date hereof.

EXECUTED as a DEED

by and on behalf

of the Company by:-

Director
                        ------------------------------

Director/Secretary
                        ------------------------------


SIGNED as a DEED

by the Employee:-
                        ------------------------------

in the presence of:-

Name of Witness
                        ------------------------------

Address of Witness
                        ------------------------------

Occupation
                        ------------------------------